FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777
Michelle Clemente
(602) 286-1533

WESTERN REFINING ANNOUNCES SECOND QUARTER 2014 RESULTS

EL PASO, Texas - August 5, 2014 - Western Refining, Inc. (NYSE: WNR) today reported results for its second quarter ending June 30, 2014. Net income attributable to Western, excluding special items, was $128.8 million, or $1.29 per diluted share. This compares to second quarter 2013 net income, excluding special items, of $126.8 million, or $1.25 per diluted share. Including special items, the Company recorded second quarter 2014 net income attributable to Western of $156.7 million, or $1.56 per diluted share, as compared to net income of $149.3 million, or $1.46 per diluted share for the second quarter of 2013. Special items in the second quarter of 2014 consisted primarily of a non-cash, unrealized pre-tax hedging gain of $45.4 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables. Western's consolidated financial results include the results of both Western Refining Logistics, LP (NYSE: WNRL) and Northern Tier Energy LP (NYSE: NTI).
Commenting on the second quarter, Jeff Stevens, Western's President and Chief Executive Officer, said, "Western delivered another excellent quarter, both operationally and financially. During the quarter, total throughput for Western’s Southwest refineries was at an all-time high of 165,000 barrels per day. We also saw strong WTI Midland/Cushing crude oil differentials during the quarter. Additionally, Northern Tier Energy and Western Refining Logistics contributed to these strong financial results."
"One of our key growth priorities for 2014 is the ongoing expansion of our crude oil gathering capabilities in the fast-growing Permian and San Juan Basins. We continue to make progress on our TexNew Mex pipeline reversal and its extension and expect it to come online in early 2015. This investment will further expand our direct pipeline access to cost-advantaged crude oils and positions our refineries to continue to benefit from the increased crude oil production in these regions," said Stevens.

During the second quarter, Western paid a dividend of $0.26 per share of common stock and in July, the Board of Directors authorized a $0.26 per share dividend for the third quarter. Also, during the second quarter, Western settled the 5.75% Convertible Senior Notes due 2014.
During the quarter, Western returned approximately $39 million in cash to shareholders via dividends and share repurchases, and in July purchased an additional $43 million in WNR shares, bringing the total cash returned to shareholders to approximately $730 million since the beginning of 2012.
Looking forward, Stevens said, "The third quarter is off to a strong start. Our refineries are running well and the WTI Midland/Cushing differential has continued to widen during the quarter. Overall, we are well-positioned to benefit from the strong margin environment, allowing us to continue to invest in our business and return cash to shareholders."

Conference Call Information
A conference call is scheduled for Tuesday, August 5, 2014, at 11:00 am EDT to discuss Western's financial results for the second quarter ended June 30, 2014. A slide presentation will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 62225088. The audio replay will be available two hours after the end of the call through August 14, 2014, by dialing (800) 585-8367 or (404) 537-3406, passcode: 62225088.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded from GAAP measures certain income and expense items from GAAP financial measures and related disclosures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on extinguishment of debt; however, other items that have a cash impact, such as gains on disposal of assets and significant costs to exit an activity are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The Wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: our growth priorities; our enhanced crude oil gathering capabilities; growing crude oil production in the Delaware/Permian and San Juan Basins and our ability to benefit from such increased crude oil production; our direct access to cost-advantaged crude oils; the discount between West Texas Intermediate (WTI) Cushing and WTI Midland crude oils; the margin environment and our ability to benefit from the margin environment; our operating and financial performance in current and future periods; timing for the completion of the TexNew Mex pipeline and 70 mile extension; and our ability to invest in our business and to return cash to shareholders. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in five business segments: the refining group, the wholesale group, the retail group, WNRL and NTI.

•
Our refining segment operates two refineries in the Southwest owned by Western that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains.

•
Our wholesale segment includes a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. The wholesale group also markets refined products in the Northeast and Mid-Atlantic regions. Wholesale receives its product supply from the refining group and third-party suppliers.

•	Our retail segment operates retail convenience stores located in the Southwest that sell gasoline, diesel fuel and convenience store merchandise.

•	WNRL owns and operates terminal, storage and transportation assets and provides related services primarily to our refining group in the Southwest.

•
NTI owns and operates refining and transportation assets and operates retail convenience store assets and supports franchised retail convenience stores primarily in the Upper Great Plains region of the U.S.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$4,351,290	$2,429,962	$8,076,433	$4,616,179
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	3,731,169	1,986,883	6,891,906	3,784,067
Direct operating expenses (exclusive of depreciation and amortization) (1)	203,463	113,861	401,812	235,721
Selling, general and administrative expenses	54,640	29,450	113,372	56,002
Affiliate severance costs	3,479	—	12,878	—
Loss on disposal of assets, net	119	—	1,005	—
Maintenance turnaround expense	—	35	46,446	43,203
Depreciation and amortization	47,848	27,143	94,258	51,475
Total operating costs and expenses	4,040,718	2,157,372	7,561,677	4,170,468
Operating income	310,572	272,590	514,756	445,711
Other income (expense):
Interest income	221	235	416	386
Interest expense and other financing costs	(25,722)	(14,681)	(52,582)	(32,669)
Amortization of loan fees	(2,079)	(1,515)	(4,176)	(3,119)
Loss on extinguishment of debt	(1)	(24,719)	(9)	(46,766)
Other, net	983	101	2,465	298
Income before income taxes	283,974	232,011	460,870	363,841
Provision for income taxes	(93,407)	(82,752)	(142,606)	(130,863)
Net income	190,567	149,259	318,264	232,978
Less net income attributed to non-controlling interests	33,871	—	76,022	—
Net income attributable to Western Refining, Inc.	$156,696	$149,259	$242,242	$232,978
Basic earnings per share	$1.88	$1.81	$2.97	$2.74
Diluted earnings per share	1.56	1.46	2.44	2.26
Weighted average basic shares outstanding	83,556	82,390	81,653	84,546
Weighted average dilutive shares outstanding (2)	102,657	104,729	102,655	106,942

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$214,355	$294,957	$278,387	$259,324
Investing activities	(38,000)	160,003	(88,449)	(101,420)
Financing activities	(76,179)	(330,990)	(126,195)	(239,536)
Other Data
Adjusted EBITDA (3)	$314,364	$240,413	$539,996	$483,105
Capital expenditures	40,021	36,229	90,619	101,854
Balance Sheet Data (at end of period)
Cash and cash equivalents			$531,813	$372,335
Working capital			839,194	360,059
Total assets			5,796,768	2,510,891
Total debt and lease financing obligation			1,200,171	560,911
Total equity			2,981,640	904,373

(1)
Excludes $1,236.7 million, $2,294.8 million, $1,130.8 million and $2,139.9 million of intercompany sales; $1,232.2 million, $2,286.5 million, $1,127.7 million and $2,134.7 million of intercompany cost of products sold; and $4.4 million, $8.3 million, $3.1 million and $5.2 million of intercompany direct operating expenses for the three and six months ended June 30, 2014 and 2013, respectively.

(2)
Our computation of diluted earnings per share includes our Convertible Senior Unsecured Notes and any unvested restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for both the three and six months ended June 30, 2014 and assumed issuance of 19.0 million and 20.9 million shares related to the Convertible Senior Unsecured Notes for the three and six months ended June 30, 2014, respectively. We assumed issuance of 0.1 million and 0.2 million restricted shares and share units and assumed issuance of 22.2 million and 22.2 million shares related to the Convertible Senior Unsecured Notes for the three and six months ended June 30, 2013, respectively.

(3)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$156,696	$149,259	$242,242	$232,978
Net income attributed to non-controlling interest	33,871	—	76,022	—
Interest expense and other financing costs	25,722	14,681	52,582	32,669
Provision for income taxes	93,407	82,752	142,606	130,863
Amortization of loan fees	2,079	1,515	4,176	3,119
Depreciation and amortization	47,848	27,143	94,258	51,475
Maintenance turnaround expense	—	35	46,446	43,203
Loss on disposal of assets, net	119	—	1,005	—
Loss on extinguishment of debt	1	24,719	9	46,766
Unrealized gain on commodity hedging transactions	(45,379)	(59,691)	(119,350)	(57,968)
Adjusted EBITDA	$314,364	$240,413	$539,996	$483,105

EBITDA by Reporting Entity
Western Adjusted EBITDA	$221,500	$240,413	$344,651	$483,105
WNRL EBITDA	14,884	—	29,534	—
NTI Adjusted EBITDA	77,980	—	165,811	—
Adjusted EBITDA	$314,364	$240,413	$539,996	$483,105

	Three Months Ended
	June 30,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$126,596	$7,171	$22,929
Net income attributed to non-controlling interest	—	3,804	30,067
Interest expense and other financing costs	19,323	227	6,172
Provision for income taxes	93,322	85	—
Amortization of loan fees	1,949	130	—
Depreciation and amortization	25,019	3,467	19,362
Maintenance turnaround expense	—	—	—
Gain (loss) on disposal of assets, net	208	—	(89)
Loss on extinguishment of debt	1	—	—
Unrealized gain on commodity hedging transactions	(44,918)	—	(461)
Adjusted EBITDA	$221,500	$14,884	$77,980

	Six Months Ended
	June 30,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$180,801	$14,315	$47,126
Net income attributed to non-controlling interest	—	7,593	68,429
Interest expense and other financing costs	39,826	452	12,304
Provision for income taxes	142,402	204	—
Amortization of loan fees	3,917	259	—
Depreciation and amortization	49,200	6,711	38,347
Maintenance turnaround expense	46,446	—	—
Gain (loss) on disposal of assets, net	1,106	—	(101)
Loss on extinguishment of debt	9	—	—
Unrealized gain on commodity hedging transactions	(119,056)	—	(294)
Adjusted EBITDA	$344,651	$29,534	$165,811

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Operating Income (Loss)
Refining	$250,848	$275,512	$386,584	$457,395
Wholesale	5,726	9,161	16,233	17,920
Retail	1,558	5,872	(545)	3,718
Corporate and other	(17,583)	(17,955)	(36,272)	(33,322)
Western, excluding WNRL and NTI	$240,549	$272,590	$366,000	$445,711
WNRL	11,417	—	22,820	—
NTI	58,606	—	125,936	—
Operating income	$310,572	$272,590	$514,756	$445,711
Depreciation and Amortization
Western, excluding WNRL and NTI	$25,019	$27,143	$49,200	$51,475
WNRL	3,467	—	6,711	—
NTI	19,362	—	38,347	—
Depreciation and amortization expense	$47,848	$27,143	$94,258	$51,475
Capital Expenditures
Western, excluding WNRL and NTI	$26,039	$36,229	$63,552	$101,854
WNRL	2,773	—	8,677	—
NTI	11,209	—	18,390	—
Capital expenditures	$40,021	$36,229	$90,619	$101,854
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL and NTI			$345,476	$372,335
WNRL			79,395	—
NTI			106,942	—
Cash and cash equivalents			$531,813	$372,335
Total debt
Western, excluding WNRL and NTI			$897,456	$550,832
WNRL			—	—
NTI			278,125	—
Total debt			$1,175,581	$550,832
Total debt to capitalization ratio (1)			69.4%	60.9%
Total working capital
Western, excluding WNRL and NTI			$614,013	$360,059
WNRL			81,256	—
NTI			143,925	—
Total working capital			$839,194	$360,059

(1)
Calculation of total debt to capitalization ratio for the six months ended June 30, 2014, excludes NTI debt of $278.1 million and total equity of $1,687.6 million attributable to non-controlling interest.

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$2,430,001	$2,001,482	$4,471,200	$3,777,568
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	2,076,946	1,622,728	3,836,144	3,064,880
Direct operating expenses (exclusive of depreciation and amortization)	74,268	73,338	147,005	155,213
Selling, general, and administrative expenses	7,354	7,358	14,484	14,112
Loss on disposal of assets, net	188	—	672	—
Maintenance turnaround expense	—	35	46,446	43,203
Depreciation and amortization	20,397	22,511	39,865	42,765
Total operating costs and expenses	2,179,153	1,725,970	4,084,616	3,320,173
Operating income	$250,848	$275,512	$386,584	$457,395
Key Operating Statistics
Total sales volume (bpd) (1) (3)	227,313	184,248	214,105	172,506
Total refinery production (bpd)	163,567	158,650	149,362	139,787
Total refinery throughput (bpd) (4)	165,641	161,985	151,642	142,288
Per barrel of throughput:
Refinery gross margin (2) (5)	$23.42	$25.69	$23.14	$27.67
Direct operating expenses (6)	4.93	4.98	5.36	6.03

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	84,773	83,885	75,894	75,794
Diesel and jet fuel	69,080	65,096	62,626	55,124
Residuum	5,792	5,869	5,075	4,981
Other	3,922	3,800	5,767	3,888
Total refinery production (bpd)	163,567	158,650	149,362	139,787
Refinery throughput (bpd):
Sweet crude oil	126,797	118,336	120,157	109,280
Sour crude oil	29,019	27,867	24,090	24,635
Other feedstocks and blendstocks	9,825	15,782	7,395	8,373
Total refinery throughput (bpd) (4)	165,641	161,985	151,642	142,288

El Paso Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	68,566	65,805	59,018	58,703
Diesel and jet fuel	60,693	58,263	54,215	48,162
Residuum	5,792	5,869	5,075	4,981
Other	2,462	3,021	4,132	3,127
Total refinery production (bpd)	137,513	132,958	122,440	114,973
Refinery throughput (bpd):
Sweet crude oil	102,162	93,992	95,052	85,577
Sour crude oil	29,019	27,867	24,090	24,635
Other feedstocks and blendstocks	8,060	13,777	5,132	6,683
Total refinery throughput (bpd) (4)	139,241	135,636	124,274	116,895
Total sales volume (bpd) (3)	150,728	148,271	139,176	138,437
Per barrel of throughput:
Refinery gross margin (2) (5)	$20.95	$19.46	$18.70	$25.76
Direct operating expenses (6)	3.86	3.30	4.31	4.47

Gallup Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,207	18,080	16,876	17,091
Diesel and jet fuel	8,387	6,833	8,411	6,962
Other	1,460	779	1,635	761
Total refinery production (bpd)	26,054	25,692	26,922	24,814
Refinery throughput (bpd):
Sweet crude oil	24,635	24,344	25,105	23,703
Other feedstocks and blendstocks	1,765	2,005	2,263	1,690
Total refinery throughput (bpd) (4)	26,400	26,349	27,368	25,393
Total sales volume (bpd) (3)	33,839	35,977	33,520	34,069
Per barrel of throughput:
Refinery gross margin (2) (5)	$15.34	$24.26	$14.42	$25.46
Direct operating expenses (6)	9.03	10.41	8.73	10.25

(1)
Refining net sales for the three and six months ended June 30, 2014 include $399.0 million and $753.4 million, respectively, representing 42,747 and 41,409 bpd, respectively, in crude oil sales to third-parties without comparable activity in 2013. The majority of the crude oil sales resulted from the purchase of barrels in excess of what was required for production purposes in the El Paso and Gallup refineries.

(2)
Cost of products sold for the refining segment includes the segment's net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$4,177	$18,329	$20,661	$(10,489)
Unrealized hedging gain (loss), net	44,918	59,691	119,056	57,968
Total hedging gain (loss), net	$49,095	$78,020	$139,717	$47,479

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 17.1% and 15.2% of our total consolidated sales volumes for the three and six months ended June 30, 2014, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non‑cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for both refineries to combined gross margin for both refineries for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,430,001	$2,001,482	$4,471,200	$3,777,568
Cost of products sold (exclusive of depreciation and amortization)	2,076,946	1,622,728	3,836,144	3,064,880
Depreciation and amortization	20,397	22,511	39,865	42,765
Gross profit	332,658	356,243	595,191	669,923
Plus depreciation and amortization	20,397	22,511	39,865	42,765
Refinery gross margin	$353,055	$378,754	$635,056	$712,688
Refinery gross margin per refinery throughput barrel	$23.42	$25.69	$23.14	$27.67
Gross profit per refinery throughput barrel	$22.07	$24.17	$21.69	$26.01

(6)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$1,307,622	$1,242,331	$2,480,040	$2,376,048
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,277,258	1,212,326	2,416,493	2,317,350
Direct operating expenses (exclusive of depreciation and amortization)	20,032	16,724	38,662	32,788
Selling, general and administrative expenses	3,341	3,120	6,219	6,025
Loss on disposal of assets, net	17	—	13	—
Depreciation and amortization	1,248	1,000	2,420	1,965
Total operating costs and expenses	1,301,896	1,233,170	2,463,807	2,358,128
Operating income	$5,726	$9,161	$16,233	$17,920
Operating Data
Fuel gallons sold	415,499	402,696	800,227	758,329
Fuel gallons sold to retail (included in fuel gallons sold)	65,095	64,330	126,689	125,758
Average fuel sales price per gallon, net of excise taxes	$3.02	$2.98	$2.97	$3.02
Average fuel cost per gallon, net of excise taxes	2.98	2.92	2.92	2.96
Fuel margin per gallon (1)	0.05	0.07	0.06	0.07
Lubricant gallons sold	3,068	3,053	6,092	5,953
Average lubricant sales price per gallon	$11.80	$11.18	$11.74	$11.09
Average lubricant cost per gallon	10.57	9.87	10.56	9.89
Lubricant margin (2)	10.4%	11.7%	10.0%	10.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales, net of excise taxes	$1,255,107	$1,199,207	$2,378,801	$2,292,007
Lubricant sales	36,207	34,124	71,499	66,017
Other sales	16,308	9,000	29,740	18,024
Net sales	$1,307,622	$1,242,331	$2,480,040	$2,376,048
Cost of Products Sold
Fuel cost of products sold, net of excise taxes	$1,237,298	$1,176,738	$2,338,099	$2,246,858
Lubricant cost of products sold	32,430	30,118	64,315	58,861
Other cost of products sold	7,530	5,470	14,079	11,631
Cost of products sold	$1,277,258	$1,212,326	$2,416,493	$2,317,350
Fuel margin per gallon (1)	$0.05	$0.07	$0.06	$0.07

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$316,015	$316,920	$595,592	$602,473
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	280,338	279,514	529,521	536,528
Direct operating expenses (exclusive of depreciation and amortization)	29,155	26,885	56,738	52,939
Selling, general and administrative expenses	2,348	1,964	4,530	3,931
Depreciation and amortization	2,616	2,685	5,348	5,357
Total operating costs and expenses	314,457	311,048	596,137	598,755
Operating income	$1,558	$5,872	$(545)	$3,718
Operating Data
Fuel gallons sold	78,143	76,669	151,530	149,551
Average fuel sales price per gallon, net of excise taxes	$3.13	$3.12	$3.05	$3.05
Average fuel cost per gallon, net of excise taxes	2.96	2.92	2.89	2.88
Fuel margin per gallon (1)	0.17	0.20	0.16	0.17

Merchandise sales	$68,314	$66,126	$128,784	$123,952
Merchandise margin (2)	28.7%	28.9%	28.8%	28.6%
Operating retail outlets at period end			229	222

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales, net of excise taxes	$244,842	$239,305	$461,130	$456,780
Merchandise sales	68,314	66,126	128,784	123,952
Other sales	2,859	11,489	5,678	21,741
Net sales	$316,015	$316,920	$595,592	$602,473
Cost of Products Sold
Fuel cost of products sold, net of excise taxes	$231,385	$223,628	$437,499	$431,130
Merchandise cost of products sold	48,728	47,046	91,704	88,503
Other cost of products sold	225	8,840	318	16,895
Cost of products sold	$280,338	$279,514	$529,521	$536,528
Fuel margin per gallon (1)	$0.17	$0.20	$0.16	$0.17

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

WNRL
The following table sets forth the summary operating results for WNRL. There is no comparable activity prior to WNRL's commencement of operations on October 16, 2013.

	Three Months Ended	Six Months Ended
	June 30,
	2014
	(In thousands, except key operating statistics)
	(Unaudited)
Revenues:
Affiliate	$34,324	$66,380
Third-party	657	1,358
Total revenues	34,981	67,738
Operating costs and expenses:
Operating and maintenance expenses	17,954	34,089
General and administrative expenses	2,143	4,118
Depreciation and amortization	3,467	6,711
Total operating costs and expenses	23,564	44,918
Operating income	$11,417	$22,820
Other income (expense):
Interest expense and other financing costs	(227)	(452)
Amortization of loan fees	(130)	(259)
Other, net	—	3
Income before income taxes	$11,060	$22,112

Income attributed to non-controlling interest	$3,804	$7,593

Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	24,196	19,794
Four Corners system (1)	35,837	38,412
Gathering (truck offloading):
Permian/Delaware Basin system	26,178	24,182
Four Corners system	11,188	11,293
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	406,881	373,918

(1)
Some barrels of crude oil movements to our Gallup refinery are transported on more than one of WNRL's mainlines. Mainline movements for the Four Corners system include each barrel transported on each mainline.

NTI
The following table sets forth the summary operating results for NTI. We acquired the general partner and a 38.7% limited partner interest in NTI on November 12, 2013. There is no comparable activity in prior periods.

	Three Months Ended	Six Months Ended
	June 30,
	2014
	(In thousands, except per barrel data)
	(Unaudited)
Net sales	$1,499,321	$2,756,699
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,328,824	2,396,214
Direct operating expenses (exclusive of depreciation and amortization)	66,507	133,688
Selling, general and administrative expenses	22,632	49,737
Affiliate severance costs	3,479	12,878
Gain on disposal of assets, net	(89)	(101)
Depreciation and amortization	19,362	38,347
Total operating costs and expenses	1,440,715	2,630,763
Operating income	$58,606	$125,936
Other income (expense):
Interest income	89	177
Interest expense and other financing costs	(6,172)	(12,304)
Other, net	473	1,746
Income before income taxes	$52,996	$115,555

Income attributed to non-controlling interest	$30,067	$68,429
Key Operating Statistics
Total sales volume (bpd)	102,409	95,822
Total refinery production (bpd)	93,342	93,139
Total refinery throughput (bpd) (2)	93,022	92,826
Per barrel of throughput:
Refinery gross margin (1) (3)	$15.03	$16.54
Refinery gross margin excluding hedging activities (1) (3)	15.26	16.71
Gross profit (1) (3)	12.98	14.49
Direct operating expenses (4)	4.17	4.33
Retail fuel gallons sold (in thousands)	76,740	149,779
Retail fuel margin per gallon (5)	$0.19	$0.19
Merchandise sales	89,895	168,443
Merchandise margin (6)	26.5%	26.2%

Company-operated retail outlets at period end		164
Franchised retail outlets at period end		81

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging losses are also included in the combined gross profit and refinery gross margin.

	Three Months Ended	Six Months Ended
	June 30,
	2014
	(In thousands)
Realized hedging loss, net	$(2,365)	$(3,105)
Unrealized hedging gain, net	461	294
Total hedging loss, net	$(1,904)	$(2,811)

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refinery's total throughput volumes for the respective period presented. The net realized and net non‑cash unrealized economic hedging losses included in NTI's gross margin are not allocated to the refinery. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles gross profit to gross margin for the St. Paul Park refinery for the period presented:

	Three Months Ended	Six Months Ended
	June 30,
	2014
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,486,741	$2,730,336
Cost of products sold (exclusive of depreciation and amortization)	1,359,500	2,452,431
Depreciation and amortization	17,398	34,488
Gross profit	109,843	243,417
Plus depreciation and amortization	17,398	34,488
Refinery gross margin	$127,241	$277,905
Refinery gross margin per refinery throughput barrel	$15.03	$16.54
Gross profit per refinery throughput barrel	$12.98	$14.49

(4)
NTI's direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and fuel cost of products sold by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(6)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$1.56	$1.46	$2.44	$2.26
Income before income taxes	$283,974	$232,011	$460,870	$363,841
Unrealized loss (gain) on commodity hedging transactions	(45,379)	(59,691)	(119,350)	(57,968)
Loss on disposal of assets, net	119	—	1,005	—
Affiliate severance costs	3,479	—	12,878	—
Loss on extinguishment of debt	1	24,719	9	46,766
Earnings before income taxes excluding special items	242,194	197,039	355,412	352,639
Recomputed income taxes after special items (1)	(77,696)	(70,284)	(134,381)	(126,844)
Net income excluding special items	164,498	126,755	221,031	225,795
Net income attributed to non-controlling interest	35,721	—	83,736	—
Net income attributable to Western after special items	$128,777	$126,755	$137,295	$225,795
Diluted earnings per share excluding special items	$1.29	$1.25	$2.23	$2.19

(1)	We recompute income taxes after deducting earnings attributed to non-controlling interest.